Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2008

First Quarter Financial Results

NEW YORK, NY – May 5, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the first quarter ended March 31, 2008.

2008 First Quarter Summary

•	Revenue of $297.5 million, an increase of 3.2 percent from $288.2 million for the first quarter of 2007

•	Gross margin of $126.2 million, or 42.4 percent of revenue, up 7.2 percent from $117.7 million, or 40.9 percent of revenue for the same period last year

•	Adjusted EBITDA* of $6.7 million, or 2.3 percent of revenue, up 40.4 percent from $4.8 million for the first quarter of 2007

•	EBITDA of $5.3 million, or 1.8 percent of revenue, up 289.4 percent from $1.4 million for the same period last year

•

Net income from continuing operations of $0.3 million, or $0.01 per basic and diluted share, compared with net loss of ($1.8) million, or ($0.07) per basic and diluted share, for the first quarter of 2007

•	Net income of $1.4 million, or $0.05 per basic and diluted share, compared with net income of $0.1 million, or $0.00 per basic and diluted share, for the first quarter of 2007

*Adjusted EBITDA is defined in the segment tables at the end of this release.

“During the first quarter, we benefited from our geographic diversification and specialized, professional-level recruitment focus,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “While strong performances continued in Asia Pacific and Europe, our North America business performed admirably, including a particularly strong period for Hudson Legal, one of our specialized markets less impacted by economic cycles.”

“The energy and engineering business divestiture helped us further our strategic focus and drive additional operational cost reduction,” added Mary Jane Raymond, executive vice president and chief financial officer. “We believe this will position Hudson for improved profitability when markets recover and, in the meantime, cushion our exposure to the economic cycle.”

Share Repurchase Program

On February 4, 2008, the company announced that its board of directors authorized the repurchase of up to $15 million of the company’s common stock. The company intends to make purchases from time to time as market conditions warrant. Through March 31, 2008, the company had repurchased 701,173 shares for a total cost of approximately $5.3 million.

Restructuring Program

During 2008, the company will streamline its support operations to match its focus on specialization. The company expects to have $5 - $7 million of restructuring actions throughout this year, including $1 - $2 million in the second quarter. During the first quarter of 2008, the company incurred $1.6 million of restructuring expenses, predominantly related to lease terminations and severance in Hudson Americas following the sale of its energy and engineering business.

Sale of Energy and Engineering Business

On February 4, 2008, the company announced it had completed the asset sale of its energy and engineering staffing business to System One Holdings LLC. The company received approximately $11 million in cash, subject to post-closing adjustment; a five-year, secured subordinated $5 million seller note; and a warrant exercisable for 10 percent of the equity of System One. Hudson Highland Group also retained $3.6 million of receivables of the business, all of which has been collected, and has the right to receive an additional $600,000 in cash upon resolution of certain liabilities. The company has treated the business as a discontinued operation effective December 31, 2007. As a result of the sale, the company allocated $6.9 million of goodwill and recorded a loss on sale of ($0.6) million.

Guidance

The company currently expects second quarter 2008 revenue of $300 - $315 million at prevailing exchange rates and adjusted EBITDA of $10 - $13 million, excluding the impact of any restructuring, acquisitions or divestitures. This compares with revenue of $298.5 million and adjusted EBITDA of $12.2 million in the second quarter of 2007.

Additional Information

Please find additional information about the company’s quarterly results in the shareholder letter in the investor information section of the company’s website at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Tuesday, May 6, 2008 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 43059918 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 43059918. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 43059918. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 43059918.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue	$297,507	$288,150
Direct costs	171,282	170,407

Gross margin	126,225	117,743

Operating expenses:
Selling, general and administrative	119,519	112,965
Acquisition-related expenses	—	298
Depreciation and amortization	3,863	3,695
Business reorganization expenses	1,320	3,116
Merger and integration expenses	75	—

Total operating expenses	124,777	120,074

Operating income (loss)	1,448	(2,331)
Other income (expense):
Interest, net	360	212
Other, net	426	2,607

Income (loss) from continuing operations before income taxes	2,234	488
Provision for income taxes	1,966	2,266
Income (loss) from continuing operations	268	(1,778)
Income from discontinued operations, net of income taxes	1,096	1,833

Net income	$1,364	$55

Basic and diluted income (loss) per share:
Income (loss) from continuing operations	$0.01	$(0.07)
Income from discontinued operations	0.04	0.07

Net income	$0.05	$—

Weighted average shares outstanding:
Basic	25,500,000	24,919,000
Diluted	25,887,000	24,919,000

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2008	December 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$25,290	$39,245
Restricted cash, short term	1,100	—
Accounts receivable, net	219,284	189,072
Prepaid and other	23,522	18,493
Current assets from discontinued operations	—	12,265

Total current assets	269,196	259,075
Intangibles, net	74,836	78,235
Property and equipment, net	28,993	29,470
Other assets	11,318	7,214
Non-current assets from discontinued operations	—	212

Total assets	$384,343	$374,206

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,291	$21,237
Accrued expenses and other current liabilities	124,159	120,842
Credit facility and current portion of long-term debt	1,834	243
Accrued business reorganization expenses	4,048	3,490
Accrued merger and integration expenses	294	314
Current liabilities from discontinued operations	—	6,300

Total current liabilities	157,626	152,426
Accrued business reorganization expenses, non-current	2,668	2,689
Accrued merger and integration expenses, non-current	277	327
Other non-current liabilities	19,003	18,649

Total liabilities	179,574	174,091
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 25,888,548 and 25,690,631 shares, respectively	26	26
Additional paid-in capital	445,013	444,075
Accumulated deficit	(287,223)	(288,587)
Accumulated other comprehensive income—translation adjustments	51,399	44,946
Treasury stock, 585,802 and 24,680 shares, respectively	(4,446)	(345)

Total stockholders’ equity	204,769	200,115

	$384,343	$374,206

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended March 31, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$83,262	$113,352	$100,893	$—	$297,507

Gross margin	$22,755	$59,149	$44,321	$—	$126,225

Adjusted EBITDA (1)	$1,227	$6,178	$5,229	$(5,928)	$6,706
Business reorganization expenses (recoveries)	1,462	(237)	95	—	1,320
Merger and integration expenses (recoveries)	(2)	77	—	—	75

EBITDA (1)	(233)	6,338	5,134	(5,928)	5,311
Depreciation and amortization	1,173	1,647	990	53	3,863

Operating income (loss)	$(1,406)	$4,691	$4,144	$(5,981)	$1,448

For the Three Months Ended March 31, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$76,547	$118,343	$93,260	$—	$288,150

Gross margin	$22,084	$57,048	$38,611	$—	$117,743

Adjusted EBITDA (1)	$(1,369)	$6,827	$5,570	$(6,250)	$4,778
Acquisition-related expenses	—	298	—	—	298
Business reorganization expenses (recoveries)	729	2,447	14	(74)	3,116

EBITDA (1)	(2,098)	4,082	5,556	(6,176)	1,364
Depreciation and amortization	1,127	1,570	883	115	3,695

Operating income (loss)	$(3,225)	$2,512	$4,673	$(6,291)	$(2,331)

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.